                                                                    Exhibit 3.23
================================================================================
                                                                         A402723

[GRAPHIC OMITTED]   State
                      of
                    California
                    OFFICE OF THE SECRETARY OF STATE

                              CORPORATION DIVISION

     I, MARCH FONG EU, Secretary of State of the State of California, hereby certify:

     That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.

                                         IN WITNESS WHEREOF, I execute
                                            this certificate and affix the Great
                                            Seal of the State of California this

                                                          MAY -6 1991
                                            ------------------------------------

THE GREAT SEAL OF THE STATE OF
            EUREKA
          CALIFORNIA

                                                             /s/ March Fong Eu

                                                             Secretary of State

================================================================================

                                                        A402723

CERTIFICATE OF AMENDMENT OF                             ENDORSED
 ARTICLES OF INCORPORATION                               FILED
           OF                           In the office of the Secretary of State
  CENTURY PARKING, INC.                       of the State of California

                                                      APR 25 1991

                                            MARCH FONG EU, Secretary of State

The undersigned certify that:

     1. They are the president and secretary, respectively, of: CENTURY PARKING, INC.

     2. The board of directors of the corporation has approved the amendment of Article Fifth of the corporation's Articles of Incorporation to read in full as follows:

        "This corporation is authorized to issue only one class of shares of capital stock, and the total number of shares of capital stock which this corporation is authorized to issue is ten thousand (10,000). On the amendment of this article to read as hereinabove set forth, each outstanding share is split up, divided, and converted into 100 shares."

     3. The amendment was approved by the required vote of shareholders in accordance with Section 902 of the California Corporation Code. The total number of outstanding shares entitled to vote with respect to the amendment, the number of favorable votes required, and the number of such shares voting in favor of the amendment were as follows:

                     Outstanding voting shares: 90

                     Number of favorable votes required: 46

                     Shares voting in favor of amendment: 90

The number of shares voting in favor of the amendment equaled or exceeded the vote required.


                           /s/ Raymond T. Liesegang
                           ------------------------------------
                           RAYMOND T. LIESEGANG, President


                           /s/ Veldree R. Liesegang
                           ------------------------------------
                           VELDREE R. LIESEGANG, Secretary


     Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true and correct of his or her own knowledge, and that this declaration was executed as follows:

     Date: April 18, 1991

     Place: Los Angeles, California


                           /s/ Raymond T. Liesegang
                           ------------------------------------
                           RAYMOND T. LIESEGANG, President


                           /s/ Veldree R. Liesegang
                           ------------------------------------
                           VELDREE R. LIESEGANG, Secretary

================================================================================

                              STATE OF CALIFORNIA

                         THE GREAT SEAL OF THE STATE OF
                                     EUREKA
                                   CALIFORNIA

                               DEPARTMENT OF STATE


To all whom these presents shall come, Greetings:

     I, FRANK M. JORDAN, Secretary of State of the State of California, hereby certify;

     That the annexed transcript has been compared with the RECORD on file in my office, of which it purports to be a copy, and that the same is full, true and correct.

            In testimony whereof, I, FRANK M. JORDAN, Secretary of State, have hereunto caused the Great Seal of the State of California to be affixed and my name subscribed, at the City of Sacramento, in the State of California, this JUL 31 1968

THE GREAT SEAL OF THE STATE OF
            EUREKA
          CALIFORNIA

                                                  /s/ Frank M. Jordan

                                                  Secretary of State


                                                  By /s/ [Illegible]
                                                     ------------------------
                                                  Assistant Secretary of State

================================================================================

                            ARTICLES OF INCORPORATION

                                       OF

                              CENTURY PARKING, INC.

                                   * * * * *

     KNOW ALL MEN BY THESE PRESENTS: That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of California, AND WE HEREBY CERTIFY:

     FIRST: That the name of the corporation is

                             CENTURY PARKING, INC.

     SECOND: That the specific business in which the said corporation will primarily engage is:

     To engage in the business of owning, operating, leasing, managing, buying, selling or otherwise dealing in lots, real estate, garages, or other facilities used to park or store motor vehicles or other similar equipment.

     The general purposes and powers of the corporation are:

     To manufacture, purchase or otherwise acquire own, mortgage, pledge, sell, assign and transfer, or otherwise dispose of, to invest, trade, deal in and deal with, goods, wares and merchandise and real and personal property of every class and description.

     To acquire and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property and to undertaKe or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

     To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.

     To acquire, subscribe for, hold, own, pledge and otherwise dispose of and vote shares of stock, bonds and securities of any other corporation, domestic or foreign.

     To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof, conducive to the attainment of any of the objects or purposes of the corporation.

     To borrow money and issue bonds, debentures, notes and evidences of indebtedness and to secure the payment or performance of its obligations by mortgage, deed of trust, pledge or otherwise.

     To purchase, hold, sell and transfer the shares of its own capital stock so far as may be permitted by the laws of the State of California.

     To have one or more offices within or without the State of California, to carry on all or any of its operations and business and, without restriction or limit as to amount, to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

     The foregoing clauses shall be construed both as objects and powers and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the corporation.

     In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the State of California upon corporations formed under the laws of the State of California.

     THIRD: That the county in which the principal office for the transaction of the business of said corporation is located is Los Angeles County, State of California.

     FOURTH: The number of its directors is three (3). The names and addresses of the persons who are appointed to act as the first directors are as follows:

            NAMES                                      ADDRESSES
            -----                                      ---------

     Gordon O. Larson                             16661 Charmel Lane
                                                  Pacific Palisades, Calif. 9027

     Ray Liesegang                                5741 Corbin Avenue
                                                  Tarzana, California

     Fred Riscen                                  8639 Columbus Avenue
                                                  Apt # 10
                                                  Sepulveda, California

     The number of directors may be changed from time to time by a by-law fixing or changing the number duly adopted by the shareholders.

     FIFTH: the total number of shares which the corporation is authorized to issue is one hundred (100) of the par value of Ten Dollars ($10.00) so that the aggregate par value of all shares amounts to One Thousand Dollars ($1,000).

     SIXTH: Subject to the right of shareholders to adopt, amend or repeal by-laws, by-laws may be adopted, amended, or repealed by the board of directors, except a by-law or amendment thereof changing the authorized number of directors.

     SEVENTH: This corporation reserves the right to to amend, alter, change or repeal any provision contained in these articles or incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, we have hereunto set our hands and seals this 26th day of July A.D. 1968.


                                                GORDON O. LARSON      (SEAL)
                                                ----------------------
                                                Gordon O. Larson


                                                RAY LIESEGANG         (SEAL)
                                                ----------------------
                                                Ray Liesegang


                                                FRED RISCEN           (SEAL)
                                                ----------------------
                                                Fred Riscen

STATE OF CALIFORNIA      )
                         )  ss:
COUNTY OF LOS ANGELES    )


     On this 26th day of July, 1968, before me, a notary pub1ic in and for the county and state aforesaid, personally appeared, Gordon O. Larson, Ray Liesegang and Fred Riscen, known to me to be the persons whose names are subscribed to and who executed the within instrument, and acknowledged to me that they executed the same, and that they are the directors named therein.

     IN WITNESS WHEREOF, I have hereto set my hand and affixed my official seal the day and year above written.


                                                          ALLAN STORMS
                                                       --------------------
                                                          Notary Public

                                             My commission expires Oct. 21, 1969